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                       AMENDED AND RESTATED CERTIFICATE
                 OF INCORPORATION OF FRISBY TECHNOLOGIES, INC.

      Under Sections 242 and 245 of the Delaware General Corporation Law


         The undersigned, Gregory S Frisby and Douglas J. McCrosson, being the President and Secretary, respectively, of FRISBY TECHNOLOGIES, INC. (the "Corporation") hereby certifies that the original Certificate of Incorporation was filed by the Department of State of the State of Delaware on February 6, 1998 and the text of the Certificate of Incorporation is hereby amended and restated as follows:

         ARTICLE FIRST: The name of the corporation is FRISBY TECHNOLOGIES, INC.

         ARTICLE SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

         ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         ARTICLE FOURTH: The total number of shares which the Corporation shall have authority to issue is Eleven Million (11,000,000), consisting of Ten Million (10,000,000) shares of common stock, par value $.001 per share (the "Common Stock"), and One Million (1,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock"), issuable as provided hereinbelow.

         A. Preferred Stock

                  1. The Preferred Stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled in any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized.

                  2. Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of Preferred Stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issuance of shares thereof the rights, preferences, designations and characteristics of each such series including, without limitation, the following:

                           (a) the maximum number of shares to constitute such
                  series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, the distinctive designation and the stated value thereof if different than the par value thereof;

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                           (b) whether the shares of such series shall have
                  voting power, full or limited, or no voting power, and if any, the terms of such voting power;

                           (c) the dividend rate, if any, with respect to the
                  shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividend shall be cumulative or noncumulative;

                           (d) whether the shares of such series shall be
                  subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

                           (e) the relative amounts, if any, of payment and
                  the relative rights or preferences to receive such payments in respect of shares of such series, which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Corporation;

                           (f) whether or not the shares of such series shall
                  be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                           (g) whether or not the shares of such series shall
                  be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same;

                           (h) the limitations and restrictions, if any, to be
                  effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

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                           (i) the conditions and restrictions, if any, upon
                  the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

                           (j) any other preference and relative,
                  participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this ARTICLE FOURTH or any resolution of the Board of Directors pursuant hereto.

         B. Common Stock

                  1. The Common Stock of the Corporation may be issued from time to time in any number of shares, provided that the aggregate number of shares issued and not cancelled shall not exceed the total number of shares of Common Stock hereinabove authorized.

                  2. Unless expressly provided by the Board of Directors of the Corporation in fixing the voting rights of any series of Preferred Stock, the holders of the outstanding shares of Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

                  3. Subject to the prior rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

                  4. In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, after payment shall have been made in full to the holders of Preferred Stock of any amounts to which they may be entitled, the holders of Common Stock shall be entitled, with or without the holders of one or more classes or series of Preferred Stock in accordance with the rights granted to the class or series of Preferred Stock held by them, to share, ratably with the holders of Preferred Stock entitled to participate in such distribution, if any, in all remaining assets of the Corporation available for distribution to its stockholders.

         ARTICLE FIFTH: The Corporation is to have perpetual existence.

         ARTICLE SIXTH: The name and mailing address of the incorporator is Kim K. Schutz, c/o Ruskin, Moscou, Evans & Faltischek, P.C., 170 Old Country Road, Mineola, New York 11501.

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         ARTICLE SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ARTICLE EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class or series thereof, as the case may be, it is further provided:

         A. 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three;

                  2. Any director, or the entire Board of Directors, may be removed from office for cause by the Board of Directors, or by the affirmative vote of a majority of the votes entitled to be cast by the then holders of all of the then outstanding shares of Voting Stock, with or without cause.

                  3. Except as otherwise required by law, vacancies in the Board of Directors may be filled only by the then remaining directors;

                  4. All nominations for candidates for election as directors, other than nominations by or at the discretion of the Board of Directors, or a committee of the Board of Directors, and all stockholder proposals to be considered at annual meetings of the stockholders shall be presented to the Corporation pursuant to the advance notice procedure set forth in this Article VIII Section D (Nominations) or Article IX Section B (Proposals).

         B. In furtherance and not limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

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                  1. To make, alter, amend or repeal the By-Laws of the
Corporation. The holders of shares of Voting Stock, to the extent such power is at the time conferred upon them by applicable law, also shall have the power to make, alter, amend or repeal the By-Laws of the Corporation.

                  2. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in ARTICLE FOURTH hereof, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

                  3. When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

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         C. In addition to any other considerations which the Board of
Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as the short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), customers, employees and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business. In so evaluating any such determination, the Board of Directors shall be deemed to be performing their duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 145 of the General Corporation Law of the State of Delaware, or any successor provision.

         D. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding-up, nominations for the election of directors may be made by the Board of Directors or by any holder of Voting Stock. However, any holder of Voting Stock may nominate one or more persons for election as directors at an annual meeting only pursuant to the Corporation's notice of such meeting or if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or person to be nominated; (b) a representation that the stockholder is a holder of record of Voting Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

         In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any holder of Voting Stock may nominate one or more persons for election as directors at a special meeting only pursuant to the Corporation's notice of meeting or if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such meeting.

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         No person shall be eligible for election as a director of the
Corporation unless nominated in accordance with the procedures set forth in this ARTICLE EIGHTH, Section D. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the procedures prescribed by this ARTICLE EIGHTH, Section D, and if he or she should so determine, the defective nomination shall be disregarded.

         Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         ARTICLE NINTH:

         A. Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  Except as otherwise required by law or by this Certificate of Incorporation, the holders of not less than a majority of the Voting Stock entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum, and the act of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the presiding officer or the stockholders present in person or represented by proxy may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with one-third in voting power of the shares entitled to vote thereat constituting a quorum, then except as otherwise required by law, one-third in voting power of the shares entitled to vote at such adjourned meeting, present in person or by proxy, shall constitute a quorum, and, except as otherwise required by law or this Certificate of Incorporation, all matters shall be determined by the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter, except that directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election.

         B. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly bought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received not less than sixty (60) days nor more than ninety (90) days prior to the anniversary of the prior year's annual meeting. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business.

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         No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this ARTICLE NINTH, Section B. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly bought before the meeting and in accordance with the provisions of this ARTICLE NINTH, Section B, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         ARTICLE TENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         ARTICLE ELEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         ARTICLE TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         ARTICLE THIRTEENTH: The Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of the Board of Directors of the Corporation, all in accordance with ss.242 and ss.245 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, the undersigned have executed this Amended and
Restated Certificate of Incorporation and hereby affirm that the statements made herein are true under the penalties of perjury, this 25th day of March, 1998.



                                                /s/ Gregory S. Frisby
                                                -------------------------------
                                                GREGORY S. FRISBY, President



                                                /s/ Douglas J. McCrosson
                                                -------------------------------
                                                DOUGLAS J. MCCROSSON, Secretary

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